UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

________________________

TRISTATE CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________________

Pennsylvania	001-35913	20-4929029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)
(Zip Code)

(412) 304-0304
(Registrant’s telephone number, including area code)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	TSCAP	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	TSCBP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 6, 2020, TriState Capital Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens, Inc. as representative of the underwriters named therein (the “Underwriters”) pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to sell, and the Underwriters agreed to purchase, $60,000,000 aggregate principal amount of the Company’s 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Company estimates that the net proceeds of the offering of the Notes were approximately $58.8 million, after deducting the underwriting discounts and estimated expenses of the offering.

The Notes were sold pursuant to shelf registration statements on Form S-3 (File Nos. 333-235713 and 333-222074) (the “Registration Statements”), which were filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2019 and December 15, 2017, and became effective on January 16, 2020 and December 21, 2017, respectively. A prospectus supplement, dated May 6, 2020, relating to the Notes was filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriter against certain liabilities, including liabilities related to the Registration Statements, the preliminary prospectus supplement, the final prospectus supplement and any free writing prospectus used by the Company.

The Notes were issued pursuant to an indenture, dated May 11, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture thereto, dated May 11, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes are the Company’s unsecured, subordinated obligations. Unless earlier redeemed, the Notes will mature on May 15, 2030. From and including the date of issuance to, but excluding May 15, 2025, the Notes will bear interest at a fixed annual interest rate equal to 5.75%, payable semi-annually in arrears on each May 15 and November 15, commencing on May 11, 2020. From and including May 15, 2025 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the three-month LIBOR plus a spread of 536 basis points (5.36%), payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning on May 15, 2025.

There is no sinking fund for the Notes. The Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness of the Company currently outstanding or issued in the future. The Notes will be subordinated in right of payment to the payment of the Company’s existing and future senior indebtedness, including all of the Company’s general creditors, and they will be structurally subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of the Company only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including its bank subsidiary, TriState Capital Bank. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that the Company enters into a bankruptcy, receivership, insolvency, liquidation, or similar proceeding.

Beginning with the interest payment date of May 15, 2025, and on any interest payment date thereafter, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Company may also redeem the Notes at any time, including prior to May 15, 2025, in whole but not in part, if: (a) a change or prospective change in law or administrative interpretation occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date.

The foregoing summaries of the Underwriting Agreement, the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Notes, copies of which are attached as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K.

On May 11, 2020, the Company issued a press release announcing the completion of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2020, by and between TriState Capital Holdings, Inc. and Stephens, Inc.

4.1	Base Indenture, dated May 11, 2020, by and between TriState Capital Holdings, Inc. and U.S. Bank National Association.

4.2	Supplemental Indenture, dated May 11, 2020, between TriState Capital Holdings, Inc. and U.S. Bank National Association.

4.3	Form of Global Note for TriState Capital Holdings, Inc.’s 5.75% Fixed-to-Floating Subordinated Notes due 2030 (included in Exhibit 4.2).

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated May 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

Date: May 11, 2020